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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR (G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                        TCI Communications Financing I
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      (Exact name of registrant as specified in its certificate of trust)

                Delaware                                   84-6289175
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)

               5619 DTC Parkway, Englewood, Colorado 80111-3000
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    (Address and zip code of principal executive offices of the registrant)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. [_]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box. [_]
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Securities to be registered Pursuant to Section 12(b) of the Act:

Title of each class                             Name of Exchange on which
to be so registered                             each class is to be registered

Trust Originated Preferred Securities {sm}      New York Stock Exchange
 of TCI Communications Financing I,
 liquidation amount $25.00 per security (and the Guarantee with respect thereto)

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Securities to be registered pursuant to Section 12(g) of the Act:


                                      NONE
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                                (Title of Class)
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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     For a full description of the Trust Originated Preferred Securities {sm} (including the guarantee) being registered hereby reference is made to the information set forth under the captions "Description of the Preferred Securities," "Description of the Preferred Securities Guarantee" and "Effect of Obligations Under the Subordinated Debt Securities and the Preferred Securities Guarantee" in the Registrant's Registration Statement on Form S-3 (Registration No. 33-64525)(the "Registration Statement") filed on November 22, 1995. The Registration Statement is attached as Exhibit 3 hereto. The prospectus for the securities registered hereby, to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall, upon such filing, be incorporated by reference herein.

ITEM 2.  EXHIBITS

     2.1. Form of specimen of certificate representing the preferred securities./*/

     2.2 Certificate of Trust of TCI Communications Financing I filed with the Secretary of the State of Delaware on November 21, 1995./*/

     2.3. Registration Statement on Form S-3 filed on behalf of the Registrant with the Securities and Exchange Commission on November 22, 1995, Registration No. 33-64525./*/

     2.4 Declaration of Trust of TCI Communications Financing I effective as of November 21, 1995./*/

     2.5. Form of Amended and Restated Declaration of Trust of TCI Communications Financing I to be executed immediately prior to effectiveness of
(i) this registration statement under the Securities Exchange Act of 1934, as amended, and (ii) the Registration Statement the Securities Act of 1933, as amended./*/

     2.6. Form of Indenture between the TCI Communications, Inc. and the Bank of New York./*/

     2.7. Form of First Supplemental Indenture to Indenture./*/

     2.8. Form of Guarantee Agreement with respect to Preferred Securities of TCI Communications Financing I./*/

     2.9. Form of   % Subordinated Deferrable Interest Note of TCI
Communications, Inc./*/

-------------------
/*/ Pursuant to the Instructions as to Exhibits for Form 8-A, the exhibits listed above are attached to this registration statement as filed with the New York Stock Exchange but are not attached to this registration statement as filed with the Securities and Exchange Commission.
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                                 SIGNATURE

          Pursuant to the requirement of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                 TCI COMMUNICATIONS FINANCING I


Date: January 16, 1996              By:  /s/ Bernard W. Schotters
                                         ------------------------
                                         Bernard W. Schotters
                                         Trustee


                                    By:  /s/ Stephen M. Brett
                                         --------------------
                                         Stephen M. Brett
                                         Trustee


                                    TCI COMMUNICATIONS, INC.


Date: January 16, 1996              By:  /s/ Stephen M. Brett
                                         --------------------
                                         Stephen M. Brett
                                         Senior Vice President

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                                 EXHIBIT INDEX
                                 -------------

                                                                        Page
                                                                        ----
 2.1. Form of specimen of certificate representing the preferred securities./*/

 2.2 Certificate of Trust of TCI Communications Financing I filed with the Secretary of the State of Delaware on November 21, 1995./*/

 2.3 Registration Statement on Form S-3 filed on behalf of the Registrant with the Securities and Exchange Commission on November 22, 1995, Registration No. 33-64525./*/

 2.4 Declaration of Trust of TCI Communications Financing I effective as of November 21, 1995./*/

 2.5 Form of Amended and Restated Declaration of Trust of TCI Communications Financing I to be executed immediately prior to effectiveness of (i) this registration statement under the Securities Exchange Act of 1934, as amended, and (ii) the Registration Statement the Securities
      Act of 1933, as amended./*/

 2.6  Form of Indenture between the TCI Communications, Inc.
      and the Bank of New York./*/

 2.7  Form of First Supplemental Indenture to Indenture./*/

 2.8  Form of Guarantee Agreement with respect to Preferred
      Securities of TCI Communications Financing I./*/

 2.9  Form of   % Subordinated Deferrable Interest Note of TCI
      Communications, Inc./*/

-------------------
/*/ Pursuant to the Instructions as to Exhibits for Form 8-A, the exhibits listed above are attached to this registration statement as filed with the New York Stock Exchange but are not attached to this registration statement as filed with the Securities and Exchange Commission.